CONSENT OF SMITH BARNEY SHEARSON INC.


                                              June 3, 1994



        Viacom Inc.
        200 Elm Street
        Dedham, Massachusetts 02026

        Dear Sirs:

             We hereby consent to the inclusion in the Rule 13E-3 Transaction Statement on Schedule 13E-3 and in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 3, 1994 of our opinion letter appearing as Annex III to the Joint Proxy Statement/Prospectus of Viacom Inc. and Paramount Communications Inc. which is a part of each of the Rule 13E-3 Transaction Statement and the Registration Statement and to the references thereto, and the use of our name, under the captions "Summary -- The Paramount Merger", "Special Factors -- Opinions of Financial Advisors" and "Certain Considerations" in the Joint Proxy Statement/Prospectus.



                                              Very truly yours,



                                              /s/ Smith Barney Shearson
                                                  SMITH BARNEY SHEARSON INC.